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                                                                  Exhibit 23.02


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for an aggregate of 20,000,000 shares of Common Stock, $.01 par value, pertaining to the 2000 Stock and Annual Incentive Plan, of our report dated February 3, 2000 with respect to the consolidated financial statements and schedule of USA Networks, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP

New York, New York
May 15, 2000